EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-139133 of our report dated November 21, 2006 relating to the consolidated financial statements of Pocahontas Bancorp, Inc. and subsidiaries as of September 30, 2006 and for the year ended September 30, 2006 appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Proxy Statement-Prospectus.

/s/ KraftCPAs PLLC
Nashville, Tennessee
December 29, 2006